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                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                              DBS INDUSTRIES, INC.
                             A DELAWARE CORPORATION

         DBS INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the matter to the vote of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Section 5.01 of DBS Industries, Inc.'s Certificate of Incorporation is amended to read as follows:

         The aggregate number of shares which the Company shall have authority to issue is Fifty-Five Million (55,000,000). Fifty Million (50,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.0004. Five Million (5,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $0.0004. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors, may, from time to time, determine.

         SECOND: That the stockholders of the Corporation holding a majority of the voting power of the Corporation, by written consent in accordance with
Section 228 of the General Corporation Law of Delaware, voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its authorized officer this ___ day of April, 1999.

                                            DBS INDUSTRIES, INC.,
                                            a Delaware Corporation

                                            By:
                                               ---------------------------------
                                               Fred Thompson, President

                                        Attest:
                                               ---------------------------------
                                               Michael T. Schieber, Secretary


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